EXHIBIT 10.1

SEARCHCORE, INC.
SECOND AMENDMENT TO
NON-RECOURSE SECURED PROMISSORY NOTE

This Second Amendment to Non-Recourse Secured Promissory Note (this “Amendment”) is entered into on March 31, 2014 and is effective as of December 31, 2013 by and between SearchCore, Inc., a Nevada corporation (the “Company”) and Domain Holdings, Inc., an Alberta corporation (the “Holder”). Each of the Company and the Holder may be referred to as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties executed that certain Non-Recourse Secured Promissory Note dated August 7, 2012 in the original principal sum of Five Hundred Thousand Dollars ($500,000.00) (the “Note”), of which $100,000 has been paid;

WHEREAS, the Parties entered into a First Amendment to Non-Recourse Secured Promissory Note dated October 25, 2012 wherein Section 2 was amended and restated in its entirety;

WHEREAS, the Parties desire to amend the Note as set forth herein to amend the date on which payments are due and the amount of such payments.

NOW, THEFORE, for good and adequate consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.	Section 2 of the Note shall be amended and restated as follows:

“a.	Payment Schedule. The Principal Amount of this Note shall be repaid by Payor as follows:

i.	One Hundred Thousand Dollars ($100,000) shall be paid to Holder on January 10th, 2015;

ii.
The remaining balance of Three Hundred Thousand Dollars ($300,000) shall be paid in three (3) equal installments of One Hundred Thousand Dollars ($100,000) on each of April 10, 2015, July 10, 2015, and October 10, 2015.”

2.	Other than as set forth herein, the term and conditions of the Note shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have entered into this Amendment as of the date first set forth above.

“Company”	“Holder”

SearchCore, Inc.,	Domain Holdings, Inc.
a Nevada corporation

/s/ James Pakulis	/s/ David Jeffs
By: James Pakulis	By: David Jeffs
Its: Chief Executive Officer	Its: Chief Executive Officer